GMAC COMMERCIAL FINANCE LLC
                           1290 Avenue of the Americas
                            New York, New York 10104


                                                           as of August 18, 2004

DELTA MILLS, INC.
100 Augusta Street
Greenville, South Carolina 29601


                           Re: Amendment to Credit Agreement

Gentlemen:

         Reference is made to the Revolving Credit and Security Agreement dated as of March 31, 2000 (as amended, restated, renewed, extended, supplemented, substituted or otherwise modified, the "Credit Agreement"), by and between DELTA MILLS, INC. ("Borrower") and GMAC COMMERCIAL FINANCE LLC, as successor by merger with GMAC COMMERCIAL CREDIT LLC, as a lender and as agent for the lenders party to the Credit Agreement from time to time (in such capacity, "Agent"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         Borrower has requested that Agent make certain amendments to the Credit Agreement and Agent has agreed to do so, subject to the terms and conditions contained herein.

         A. Amendments to Credit Agreement.

                  1. The  definition  of  "Maximum  Loan  Amount"  set  forth in
Article I of the Credit Agreement is amended and restated in its entirety to read as follows:

                     ""Maximum Loan Amount" shall mean $38,000,000."

                  2. Section 9.6(a) and (b) of the Credit Agreement is hereby deleted and restated in its entirety to read as follows:

                           "6.9   EBITDA.  Maintain as of the last day  of  each
                  of Borrower's fiscal quarters set forth below, EBITDA of not less than the amounts set forth below:

                           Minimum          Four Quarter
                           EBITDA           Period Ending

                           $7,800,000       First Quarter Fiscal Year, 2005
                           $6,700,000       Second Quarter Fiscal Year, 2005
                           $5,700,000       Third Quarter Fiscal Year, 2005
                           $6,600,000       Fourth Quarter Fiscal Year, 2005

                  and as of the last day of each of Borrower's fiscal quarters occurring after the Fourth Quarter Fiscal Year, 2005, EBITDA of not less than such amounts as shall be agreed to in writing by Agent and Borrower prior to the expiration of fiscal year 2005. The failure of Agent and Borrower to execute a written amendment to the Credit Agreement establishing an EBITDA Covenant for the period subsequent to fiscal year 2005 shall constitute an event of default under the Credit Agreement."

         B.       General Provisions.

                  1. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent of any other provision of the Credit Agreement, or any of the Other Documents nor shall anything contained herein be construed as a consent by Agent to any transaction other than those specifically consented to herein.

                  2. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

                  3. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         4. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

                                Very truly yours,

                                GMAC COMMERCIAL FINANCE LLC, as Agent and Lender

                                By:        /s/ John Hendrickson
                                    ------------------------------------------

                               Title:     EVP
                                    ------------------------------------------



ACKNOWLEDGED AND AGREED:

DELTA MILLS, INC.

By:      /s/ W.H. Hardman, Jr.
       -------------------------------------------------------
         W.H. Hardman, Jr.
Title:   Chief Financial Officer
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